Exhibit 99.1

FARADAY FUTURE PUBLISHES Second QUARTER 2023 FINANCIAL RESULTS

August 21, 2023

LOS ANGELES--(BUSINESS WIRE)—August 21, 2023-- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today published a letter to its stockholders containing the Company’s second quarter 2023 financial results. The letter is available on its investor relations website (http://investors.ff.com).

Faraday Future will host a webcast to discuss its second quarter results and provide a business update at 4:30pm PT / 7:30pm ET today, August 21. The live webcast in both English and Chinese will be available on the investor section of our website http://investors.ff.com and a replay will be available shortly thereafter.

Users can preorder an FF 91 Futurist via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or
(Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://www.ff.com/us/mobile-app/ or (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

FOLLOW FARADAY FUTURE:

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www.linkedin.com/company/faradayfuture/